EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2020-C55 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan prior to September 18, 2023, 3650 REIT Loan Servicing LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan on and after September 18, 2023, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Shoppes at Parma Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Shoppes at Parma Mortgage Loan, Citibank, N.A., as Custodian for the Shoppes at Parma Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Shoppes at Parma Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Shoppes at Parma Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Shoppes at Parma Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 4041 Central Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 4041 Central Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 4041 Central Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 4041 Central Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 4041 Central Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Exchange on Erwin Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Exchange on Erwin Mortgage Loan prior to April 27, 2023, K-Star Asset Management LLC, as Special Servicer for the Exchange on Erwin Mortgage Loan on and after April 27, 2023, Pentalpha Surveillance LLC, as Operating Advisor for the Exchange on Erwin Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Exchange on Erwin Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ExchangeRight Net Leased Portfolio #31 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the ExchangeRight Net Leased Portfolio #31 Mortgage Loan prior to April 27, 2023, K-Star Asset Management LLC, as Special Servicer for the ExchangeRight Net Leased Portfolio #31 Mortgage Loan on and after April 27, 2023, Pentalpha Surveillance LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio #31 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ExchangeRight Net Leased Portfolio #31 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the F5 Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the F5 Tower Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the F5 Tower Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the F5 Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Kings Plaza Mortgage Loan prior to April 27, 2023, K-Star Asset Management LLC, as Special Servicer for the Kings Plaza Mortgage Loan on and after April 27, 2023, Pentalpha Surveillance LLC, as Operating Advisor for the Kings Plaza Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Kings Plaza Mortgage Loan.

Dated: March 15, 2024

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)